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                                                                  EXHIBIT 10.25




                         PLEDGE AND SECURITY AGREEMENT


                                       by


                      RADIATION STERILIZERS, INCORPORATED


                                  in favor of


                             WELLS FARGO BANK, N.A.


                          Dated as of December 1, 1984
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                               TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
Section 1        Defined Terms                                                          1
Section 2        Pledge                                                                 2
Section 3        Interest on Bonds                                                      2
Section 4        Collateral                                                             2
Section 5        Release of Drawing Bonds                                               2
Section 6        Rights of Bank                                                         3
Section 7        Remedies                                                               3
Section 8        Representations, Warranties, and
                 Covenants of Pledgor                                                   4
Section 9        No Disposition, Etc.                                                   5
Section 10       Sale of Collateral                                                     5
Section 11       Limitation on Disposition                                              6
Section 12       Further Assurances                                                     7
Section 13       Severability                                                           7
Section 14       No Waiver; Cumulative Remedies                                         7
Section 15       Waivers; Amendments; Applicable Law                                    7

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                         PLEDGE AND SECURITY AGREEMENT


         This Pledge and Security Agreement, dated as of December 1, 1984, is made by RADIATION STERILIZERS, INCORPORATED, a California corporation ("Pledgor"), to WELLS FARGO BANK, N.A., a national banking association ("Bank") pursuant to a Letter of Credit Agreement, dated as of even date herewith, between Pledgor and Bank (such Letter of Credit Agreement hereafter, as the same may from time to time be amended or supplemented, called the "Agreement").

         WHEREAS, the County of Delaware, Ohio ("Issuer") has agreed with Pledgor to issue its County of Delaware, Ohio Variable Rate Demand Industrial Development Revenue Bonds (Radiation Sterilizers, Incorporated Project) (the "Bonds") pursuant to that certain Trust Agreement, dated as of December 1, 1984 (the "Trust Agreement") between Issuer and Bank One Trust Company, N.A., a national banking association, as Trustee; and

         WHEREAS, the Trust Agreement provides for the purchase of certain Bonds and for their delivery to Bank, or its nominee, in accordance with Sections 7(l) and 7(m) of the Bond Legislation portion of the Trust Agreement (defined in the Agreement, and herein, as the "Drawing Bonds" and the "Company Bonds"); and

         WHEREAS, in connection with the issuance of the Bonds, Pledgor has agreed to enter into the Agreement in order to cause Bank to issue the Letter of Credit thereunder which may be used, inter alia, to pay the purchase price of the Drawing Bonds; and

         WHEREAS, it is a condition precedent to the obligations of Bank to enter into the Agreement that Pledgor shall have executed and delivered this Pledge and Security Agreement to Bank;

         NOW, THEREFORE, in consideration of the premises and in order to induce Bank to enter into the Agreement and issue the Letter of Credit thereunder and for other good and valuable consideration, receipt of which is hereby acknowledged, Pledgor hereby agrees with Bank as follows:

         1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Agreement.



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         2.      Pledge.  Pledgor hereby pledges, assigns, hypothecates,
transfers and delivers to Bank all its right, title and interest to the Drawing Bonds and the Company Bonds (collectively, the "Pledged Bonds") as the same may from time to time be delivered to the Remarketing Agent or the Trustee by the owners thereof, and hereby grants to Bank first lien on, and security interest in, its right, title and interest in and to the Pledged Bonds, including without limitation all interest thereon and other proceeds thereof and any related due-bills, as security for the prompt and complete payment and performance by Pledgor of all obligations and indebtedness to Bank under the Agreement and the other Loan Documents, whether such obligations and indebtedness (i) are now existing or owing or are hereafter incurred or (ii) are absolute or contingent (collectively, the "Obligations").

         3. Interest on Bonds. If, while this Pledge and Security Agreement is in effect, Pledgor shall become entitled to receive or shall receive any interest payment in respect of the Pledged Bonds, Pledgor agrees to accept the same as Bank's agent and to hold the same in trust on behalf of Bank and to deliver the same forthwith to Bank. All interest payments in respect of the Drawing Bonds which are received by Bank shall be credited against the obligation of Pledgor to pay interest to Bank set forth in Section 4.1 of the Agreement.

         4. Collateral. All property at any time pledged with Bank hereunder (whether described herein or not) and all income therefrom and proceeds thereof, are herein collectively sometimes called the "Collateral." *

         5. Release of Drawing Bonds. If Pledgor fulfills its reimbursement obligation with respect to the principal and interest paid by Bank under the Letter of Credit (and interest thereon under the Agreement) in connection with the repurchase of any Bond pursuant to Section 7(i) or 7(j) of the Bond Legislation (as defined in the Trust Agreement), or if Bank transfers any Drawing Bond held by Bank to any Person other than Pledgor in consideration for payment of the principal amount of the Drawing Bond so purchased, then in either case Bank agrees to release any such Drawing Bond from the lien of this Pledge and Security Agreement. All Bonds so released shall be delivered, without recourse, representation or warranty, express or implied, to Pledgor or the purchaser, as applicable.

         *than the Drawing Bonds and the Company Bonds unless Company shall have afforded to Trustee, for the benefit of the holders of the Bonds, prior to or simultaneously with the taking by Bank of such security, rights which shall, at the option of the Bank, be either senior to the rights of Bank or of equal priority with the rights of Bank in connection with such security.





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         6.      Rights of Bank.  Bank shall not be liable for failure to
collect or realize upon the Obligations or any collateral security (including, but not limited to the Pledged Bonds) or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Bank be under any obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred and is continuing, Bank may thereafter, without notice (except the notice specified in Section 7 below of time and place of public or private sale), exercise all rights, privileges or options pertaining to any Pledged Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

         7. Remedies. In the event that any portion of the Obligations has been declared due and payable, Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption or any credit risk, with the right to Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released. Bank shall pay over the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of Bank hereunder, including reasonable attorney's fees and legal expenses, and the payment in whole or in part of the Obligations in such order as Bank may elect, Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net


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proceeds and after the payment by Bank of any other amount required by any provision of the law, including, without limitation, Section 9- 504(l)(c) of the Uniform Commercial Code, need Bank account for the surplus, if any, to Pledgor. Pledgor agrees that Bank need not give more than 10 days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge and Security Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of California. Pledgor further agrees to waive and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Uniform Commercial Code and Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which Bank is entitled, and the fees of any attorneys employed by Bank to collect such deficiency.

         8. Representations, Warranties and Covenants of Pledgor. Pledgor represents and warrants that: (a) on the date of delivery to Bank (or the Trustee on Bank's behalf) of any Pledged Bonds described herein, neither Issuer, the Remarketing Agent nor the Trustee will have any right, title or interest in or to the Pledged Bonds; (b) it has, and on the date of delivery to Bank (or the Trustee on Bank's behalf) of any Pledged Bonds will have, full power, authority and legal right to pledge all of its right, title and interest in and to the Pledged Bonds pursuant to this Pledge and Security Agreement; (c) this Pledge and Security Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms; (d) no consent of any other party (including, without limitation, stockholders or creditors of Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Pledgor in connection with the execution, delivery and performance of this Pledge and Security Agreement; (e) the execution, delivery and performance of this Pledge and Security Agreement will not violate any provision of any applicable law or regulation or





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of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate of incorporation or bylaws of Pledgor or of any securities issued by Pledgor or any company under common ownership with Pledgor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Pledgor or any company under common ownership with Pledgor is a party or which purports to be binding upon Pledgor or any company under common ownership with Pledgor or upon any of their respective assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Pledgor or any company under common ownership with Pledgor except as contemplated by this Pledge and Security Agreement; and (f) the pledge, assignment and delivery of such Pledged Bonds pursuant to this Pledge and Security Agreement will create a valid first lien on and a first perfected security interest in, all right, title or interest of Pledgor in or to such Pledged Bonds, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Bonds. Pledgor covenants and agrees that it will defend Bank's right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all persons whomsoever; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to Bank as Collateral hereunder and will likewise defend Bank's right thereto and security interest therein.

         9. No Dispositions, Etc. Without the prior written consent of Bank, Pledgor agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge and Security Agreement.

         10. Sale of Collateral. (a) Pledgor recognizes that Bank may be unable to effect a public sale of any or all of the Pledged Bonds by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted





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group of purchasers who may be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. Bank shall be under no obligation to delay a sale of any of the Pledged Bonds for the period of time necessary to permit the issuer of such securities to register such securities for public sale under applicable Federal securities laws, or under applicable state securities laws, even if the issuer would agree to do so.

         (b) Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Pledged Bonds valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Pledgor's expense. Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to Bank, that Bank has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section shall be specifically enforceable against Pledgor and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Agreement. Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Bank by reason of a breach of any of such covenants and, consequently, agrees that, if Bank shall sue for damages for breach, it shall pay, as liquidated damages and not as a penalty, an amount equal to the par value plus accrued interest on the Pledged Bonds on the date Bank shall demand compliance with this Section. Upon such payment, Bank will release its interest in such Pledged Bonds.

         11. Limitation on Disposition. Notwithstanding the rights and remedies given to Bank in Section 7 and otherwise herein to dispose of Pledged Bonds, Pledgor consents that upon an Event of Default under the Agreement, Bank may tender any Pledged Bonds to the Trustee for cancellation, and Pledgor agrees that such tender shall not constitute a disposition of collateral for purposes of UCC Section 9-504,





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but shall constitute a simple reduction in the contingent obligations of
Pledgor to Bank.

         12. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of Bank, Pledgor will execute and deliver such further documents and do such further acts and things as Bank may reasonably request in order to effect the purposes of this Pledge and Security Agreement.

         13. Severability. Any provision of this Pledge and Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14. No Waiver; Cumulative Remedies. Bank shall not, by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Bank, and then only to the extent therein set forth. A waiver by Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Bank would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         15. Waivers; Amendments; Applicable Law. None of the terms or provisions of this Pledge and Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Bank. This Pledge and Security Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, and shall, together with the rights and remedies of Bank hereunder, inure to the benefit of Bank and its respective successors and assigns. This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of California.





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         IN WITNESS WHEREOF, Pledgor has caused this Pledge and Security
Agreement to be duly executed and delivered by its duly authorized officers as of the day and year first above written,


                                       RADIATION STERILIZERS, INCORPORATED
                                       a California corporation



                                       By  /s/ Allan Chin
                                          -------------------------------------
                                          Its  President
                                              ---------------------------------


                                        By  /s/ Charles W. King Jr.
                                           ------------------------------------
                                           Its  Secretary
                                               --------------------------------




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